SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                  JUNE 28, 2001

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                      Commission             IRS Employer
jurisdiction                        File Number            Identification
of incorporation                                           Number

Delaware                              1-3492               No. 75-2677995

                               3600 Lincoln Plaza
                             500 North Akard Street
                            Dallas, Texas 75201-3391
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 214/978-2600







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         INFORMATION TO BE INCLUDED IN REPORT

Item 5.  Other Events

     The registrant may, at its option, report under this item any events, with respect to which information is not otherwise called for by this form, that the registrant deems of importance to security holders.

     On June 28, 2001 registrant issued a press release entitled "Harbison-Walker Asks Halliburton For Assistance With Asbestos Claims" pertaining, among other things, to an announcement that Harbison-Walker Refractories Company ("Harbison"), formerly owned by registrant's subsidiary, Dresser Industries, Inc., ("Dresser") has requested that Dresser provide Harbison with claims management and financial assistance for asbestos claims Harbison assumed when it was spun-off from Dresser in 1992. The asbestos claims of both Harbison and Dresser are covered under a substantial insurance program. Consequently, Dresser has a substantial interest in the claims resolution and the most effective use of the insurance. In the 1992 spin-off Harbison and Dresser entered into an agreement allocating responsibility for asbestos claims related to the refractory business. Dresser agreed to retain claims filed prior to the spin-off with Harbison agreeing to assume claims filed after the spin-off and to indemnify and defend Dresser against those claims. Registrant is investigating Harbison's asbestos claims and the financial condition of Harbison and its affiliates. If registrant determines that Harbison is not able to adequately perform its obligations under the assumption agreement and that it is in registrant's best interest to do so, registrant may take the primary role for management and resolution of Harbison's claims. If such a decision is made, it would require an additional reserve for estimated known claims at June 30, 2001, net of insurance recoveries, of approximately $50 to 60 million, after-tax. This reserve would be recorded as a discontinued operations expense and be reduced by the contributions Harbison is capable of making toward the resolution of these claims. Any required expense associated with the asbestos issues and the
previously   announced  gain  on  the  sale  of  the  DEG  business  segment  of approximately $300 million after tax would be netted together and both be included in the total discontinued operations. Results from continuing operations will not be affected.

Item 7.  Financial Statements and Exhibits

     List below the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

         (c)      Exhibits.

                  Exhibit 20 - Press release dated June 28, 2001.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       HALLIBURTON COMPANY




Date:    June 29, 2001                 By: /s/ Susan S. Keith
                                          ----------------------------------
                                               Susan S. Keith
                                               Vice President and Secretary








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                                  EXHIBIT INDEX



Exhibit                    Description

20                         Press Release Dated June 28, 2001

                           Incorporated by Reference







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